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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         THE GOLDMAN SACHS GROUP, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                  13-4019460
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

85 BROAD STREET, NEW YORK, NEW YORK                         10004
(Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ ]

Securities Act registration statement file number to which this form relates:
                                                                       333-63082
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                                                                 (if applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                Name of each exchange on which
       to be so registered                each class is to be registered
   FLOATING RATE NOTES DUE 2005            NEW YORK STOCK EXCHANGE, INC.

       Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The material set forth in (i) the section captioned "Description of Debt Securities We May Offer" in the registrant's registration statement on Form S-3 (No. 333-63082) and (ii) the Prospectus Supplement No. 225, dated February 20, 2002 to the registrant's Prospectus, dated June 25, 2001, and Prospectus Supplement, dated June 25, 2001, and the section captioned "Description of Notes We May Offer" in the registrant's Prospectus Supplement, dated June 25, 2001, are each incorporated herein by reference. The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The securities registered hereby are, and any additional securities registered hereby in the future will be, all part of a single series as described in the documents referenced above.

ITEM 2.   EXHIBITS.

     1. Amended and Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., incorporated herein by reference to Exhibit 3.1 to the registrant's registration statement on Form S-1 (No. 333-75213).

     2. Amended and Restated By-Laws of The Goldman Sachs Group, Inc., incorporated herein by reference to Exhibit 3.2 to the registrant's registration statement on Form S-1 (No. 333-75213).

     3. Specimen of certificate representing The Goldman Sachs Group, Inc.'s common stock, par value $0.01 per share, incorporated herein by reference to Exhibit 4.1 to the registrant's registration statement on Form S-1 (No. 333-74449).

     4. Stockholder Protection Rights Agreement, dated as of April 5, 1999, between The Goldman Sachs Group, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, incorporated herein by reference to Exhibit 5 to the registrant's registration statement on Form 8-A (No. 001-14965) filed on June 29, 1999.

     5. Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 6 to the registrant's registration statement on Form 8-A (No. 001-14965) filed on June 29, 1999.

     6. Form of The Goldman Sachs Group, Inc.'s Specimen Master Medium-Term Note, incorporated herein by reference to Exhibit 4.9 to the registrant's registration statement on Form S-3 (No. 333-36178) filed on May 3, 2000.

     7. Form of The Goldman Sachs Group, Inc.'s 2.00% Exchangeable Notes due 2006 (Exchangeable for Common Stock of Wells Fargo & Company), incorporated herein by reference to Exhibit 7 to the registrant's registration statement on Form 8-A (No. 001-14965) filed on June 29, 1999.
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 8.  Form of The Goldman Sachs Group, Inc.'s 7.35% Notes due 2009, incorporated herein by reference to Exhibit 6 to the registrant's registration statement on Form 8-A (No. 001-14965) filed on September 29, 1999.

 9. Form of The Goldman Sachs Group, Inc.'s 7.50% Notes due 2005, incorporated herein by reference to Exhibit 6 to the registrant's registration statement on Form 8-A (No. 001-14965) filed on January 27, 2000.

10. Form of The Goldman Sachs Group, Inc.'s 7.80% Notes due 2010, incorporated herein by reference to Exhibit 7 to the registrant's registration statement on Form 8-A (No. 001-14965) filed on January 27, 2000.
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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: February 21, 2002                      THE GOLDMAN SACHS GROUP, INC.

                                             By: /s/  ELIZABETH E. BESHEL
                                                 ------------------------
                                             Name: ELIZABETH E. BESHEL
                                             Title: ASSISTANT TREASURER